Exhibit 10.3

Metro One Telecommunications, Inc.
2021 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business.

Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonqualified stock options,” at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company’s Common Stock may be Sold hereunder independent of any Option grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

(d) “Common Stock” shall mean the Common Stock of the Company.

(e) “Company” shall mean Metro One Telecommunications, Inc., a Delaware corporation.

(f) “Consultant” shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not.

(g) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Immediate Family” shall mean, with respect to a particular Optionee, the Optionee’s spouse, children and grandchildren and such other persons as the Board from time to time may determine, subject to such conditions as the Board may prescribe from time to time.

(k) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l) “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m) “Option” shall mean a stock option granted pursuant to the Plan.

(n) “Optioned Stock” shall mean the Common Stock subject to an Option.

(o) “Optionee” shall mean an Employee or Consultant who receives an Option.

(p) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

(q) “Plan” shall mean this 2021 Stock Incentive Plan.

(r) “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

(s) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(t) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 77,137,410. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

4. Administration of the Plan.

(a) Procedures. The Plan shall be administered by the Board of Directors of the Company.

The Board of Directors may appoint a Committee consisting of not less than two (2) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are either eligible for Options and/or Sales or have been granted Options or Sold Shares may vote on any matters affecting the administration of the Plan or the grant of any Options or Sale of any Shares pursuant to the Plan, except that no such member shall act upon the granting of an Option or Sale of Shares to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Sale of Shares to him.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options; (ii) to authorize Sales of Shares of Common Stock hereunder; (iii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8(a) of the Plan; (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold; (vii) to interpret the Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale; (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan; (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board; (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan; (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant; (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter; and (xvii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5. Eligibility.

(a) Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

(b) ISO Limitation. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

(c) Section 5(b) Limitations. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an “Incentive Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a “Nonqualified Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

(d) No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect until ten (10) years after it becomes effective (as described above), unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

8. Exercise/Purchase Price and Consideration.

(a) Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant,

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

(ii) In the case of a Nonqualified Stock Option or Sale

(A) granted or Sold to a person who, at the time of the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale, unless otherwise expressly determined by the Board;

(B) granted or Sold to any other person, the per Share exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale, unless otherwise expressly determined by the Board.

(C) Any determination to sell stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Board specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the grant or sale price of the stock.

(iii) In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such registration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.

(b) Fair Market Value. The fair market value per Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for the date of grant or authorization of Sale, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in The Wall Street Journal.

(c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist in whole or part of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) transfer to the Company of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price; or

(v) delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price.

If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

10. Limits on Transfer of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, permit the transfer of any Nonqualified Stock Option to (i) members of the Optionee’s Immediate Family, (ii) a trust in which the Optionee and/or members of the Optionee’s Immediate Family have more than 50% of the beneficial interest, or (iii) any other entity in which only the Optionee and/or members of the Optionee’s Immediate Family own all of the voting interests; provided that an Option shall terminate immediately if it has been transferred to an entity (other than a trust) as permitted above and any person who is not a member of the Optionee’s Immediate Family becomes the owner of a voting interest in such entity. Upon such a transfer, such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, including Section 9 as it applies to the Optionee ceasing to serve as an Employee or Consultant or to the death of disability of the Optionee, but for all other purposes of this Plan, the members of the Optionee’s Immediate Family, trustee or other entity will be entitled to all the rights of the Optionee with respect to the transferred Option and the term “Optionee” shall be deemed to refer to the transferee. Any such transfer shall be (i) permitted only if the Optionee does not receive any consideration therefor and the transfer is expressly approved by the Board, and (ii) shall be evidenced by an appropriate written document executed by the Optionee in a form satisfactory to the Company and a copy thereof shall be delivered to the Company on or prior to the effective date of the transfer.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Code, as amended, or the rules and regulations promulgated thereunder; and provided, further, that, if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the stockholders of the Company in the manner described in Section 17 of the Plan if the amendment would:

(i) increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) make a change in the designation of the class of Employees or Consultants eligible to be granted Options; or

(iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, cause any material increase in the benefits accruing to participants under the Plan.

(b) Stockholder Approval. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

(a) Solicitation.

(i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

(ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(b) Time. Obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

If such stockholder approval is obtained by written consent, it must be obtained by the written consent of stockholders of the Company in compliance with the requirements of applicable state law.

18. Section 409A. The Company intends that all Options granted and/or Shares Sold be structured to comply with, or be exempt from, Code Section 409A, such that no adverse tax consequences, interest, or penalties under Code Section 409A apply. Notwithstanding anything in this Plan or any applicable option agreement to the contrary, the Board may, without an Employee or Consultant’s consent, amend this Plan or applicable option agreement, adopt policies and procedures, or take any other actions (including retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Options granted and/or Shares Sold.

19. Severability. If any provision of this Plan or any applicable option agreement is or becomes or is deemed to be invalid, illegal, or unenforceable or would disqualify the Plan or any applicable option agreement under applicable law, such provision will be (i) construed or deemed amended to conform to applicable law or (b) if it cannot be construed or deemed amended without materially altering the Plan or any applicable option agreement, such provision will be stricken, and the remainder of the Plan or any applicable option agreement shall remain in full force and effect.

ISRAELI APPENDIX

TO THE

Metro One Telecommunications, Inc.
2021 STOCK INCENTIVE PLAN

1. Special Provisions for Persons who are Israeli Taxpayers.

1.1 This Israeli Appendix (the “Appendix”) to the Metro One Telecommunications, Inc. 2021 Stock Incentive Plan, as amended from time to time (the “Plan”) is made and entered effective as of September 10, 2021 (the “Appendix Effective Date”). The provisions specified hereunder shall form an integral part of the Plan.

1.2 The provisions set forth in this Appendix apply only to Optionees who are subject to taxation by the State of Israel with respect to Options granted thereto (each, an “Israeli Optionee”).

1.3 This Appendix applies with respect to Options granted under the Plan as aforesaid. The purpose of this Appendix is to establish certain rules and limitations applicable to Options that may be granted under the Plan to Israeli Optionees from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. All grants made pursuant to this Appendix shall be governed by the terms of the Plan and the terms of this Appendix. This Appendix is applicable only to grants made after the Appendix Effective Date. This Appendix is subject to the ITO (as defined below) and Section 102 (as defined below) in particular.

1.4 The Plan and this Appendix shall be read together with respect to Israeli Optionees. In the event of a conflict between this Appendix and the Plan, this Appendix shall take precedence with respect to provisions relating to Section 102.

2. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

“102 Capital Gains Track Grant” means a 102 Trustee Grant elected and designated to qualify for the special tax treatment under the 102 Capital Gains Track.

“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

“102 Earned Income Track Grant” means a 102 Trustee Grant elected and designated to qualify for the ordinary income tax treatment under the 102 Earned Income Track.

“102 Trustee Grant” means an Option granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Optionee, and includes 102 Capital Gains Track Grants and 102 Earned Income Track Grants, if and as applicable.

“Affiliated Company” means any Israeli resident legal entity that qualifies as both (i) a Subsidiary, and (ii) an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” means a “controlling shareholder”, as defined under Section 32(9) of the ITO, of the Company.

“Election” means the Company’s election of the type (i.e., between 102 Capital Gains Track or 102 Earned Income Track) of 102 Trustee Grants that it will make under the Plan, as filed with the ITA.

“Eligible 102 Optionee” means an Israeli Optionee who is an individual employed by a Subsidiary that qualifies as an Affiliated Company or is a Non-Employee Director, and such individual is not a Controlling Shareholder.

“Fair Market Value” means, without derogating from the definition in the Plan of the term of “Fair Market Value” and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, as follows: if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the Fair Market Value of a Share on the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authority.

“ITO” or the “Ordinance” means the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, all as may be amended from time to time.

“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 5763-2003.

“Non-Trustee Grant” means an Option granted to an Eligible 102 Optionee pursuant to Section 102(c) of the ITO.

“Option” means the right to purchase shares of Common Stock of the Company granted to an Israeli Optionee.

“Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which an Option granted by the Company and the share of Common Stock of the Company (“Shares”) issued or delivered upon the exercise or vesting or settlement (as the case may be) of such Option must be held by the Trustee for the benefit of the person to whom it was granted. As of the Appendix Effective Date, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date the Option is granted and deposited with the Trustee, provided that all the conditions set forth in Section 102 and the related regulations have been fulfilled.

“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

“Trustee” means a person or entity designated by the Board or the Compensation Committee to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

“Trust Agreement” means the agreement(s) between the Company and/or an Affiliated Company and the Trustee, regarding Options granted under this Appendix, as in effect from time to time.

3. Types of Grants and Section 102 Election.

3.1 Grants of Options made pursuant to Section 102, shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA before any grant is made pursuant to such Election in accordance with Section 102 and shall also be applicable to any stock dividend and/or additional rights that are granted with respect to an Option which was granted as a 102 Trustee Grant. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only in accordance with the provisions of Section 102(g) of the ITO (i.e., after the lapse of at least 12 months from the end of the calendar year in which the first grant was made pursuant to the previous Election). For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Optionees at any time.

3.2 Eligible 102 Optionees may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix.

3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the ITO Rules have been filed with the ITA; provided, however, that if the ITA provides approval for such - 102 Trustee Grants may be made effective prior to the lapse of the aforementioned 30 day period.

3.4 The Evidence of Option or other documents evidencing an Option granted or Shares issued or delivered pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant or a Non-Trustee Grant; and, if the grant is a 102 Trustee Grant, the Evidence of Option shall indicate, among other matters, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, the vesting provisions, the settlement provisions and the exercise price (if any and as applicable). For the avoidance of doubt, each Eligible 102 Optionee granted a 102 Trustee Grant, shall be required to sign and deliver to the Trustee a consent letter (whether as part of the Evidence of Option or as a stand-alone consent, as the case may be) which includes several statements under which the Israeli Optionee, among others, (i) agrees to be subject to the Trust Agreement and agrees that the Trustee be released from any liability in respect of any action or decision duly taken and bona fide executed by it with respect to the Plan, this Appendix and/or any 102 Trustee Grants; (ii) declares that he/she understands and accepts the provisions of Section 102 and the applicable tax track and approves the tax arrangement contemplated thereby; and (iii) confirms that he/she shall neither sell nor transfer the Shares or any other right attributed thereto until the lapse of the Required Holding Period.

4. Terms And Conditions of 102 Trustee Grants.

4.1 Each 102 Trustee Grant will be deemed granted on the date of, or the date stated in, the applicable Board or Committee resolution (as applicable), in accordance with the provisions of Section 102 and the Trust Agreement.

4.2 Each 102 Trustee Grant, and any stock dividend and/or additional rights that are granted with respect to an Option which was granted as a 102 Trustee Grant, granted to an Eligible 102 Optionee shall be held by the Trustee and each Share acquired pursuant to a 102 Trustee Grant shall be deposited in a trust account in the name of a Trustee and shall be held in trust for the benefit of the Eligible 102 Optionee for the Required Holding Period. After the lapse of the Required Holding Period, the Trustee may release such Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Optionee has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company and/or the applicable Affiliated Company withhold any applicable tax due pursuant to the ITO. The Trustee shall not release any Option which is granted pursuant to a 102 Trustee Grant, or Shares issued thereunder and held by it, prior to the full payment of the Eligible 102 Optionee’s tax liabilities.

4.3 Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable), and any stock dividend and/or additional rights that are granted with respect to an Option which was granted as a 102 Trustee Grant, shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or any Evidence of Option that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to Section 102, shall be binding on the Eligible 102 Optionee. The Trustee and each Eligible 102 Optionee who is granted a 102 Trustee Grant shall comply with the ITO and the terms and conditions of the Trust Agreement entered into between the Company and/or an applicable Affiliated Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules. Further, the Eligible 102 Optionee agrees to execute any and all documents which the Company, the applicable Affiliated Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4 During the Required Holding Period, the Eligible 102 Optionee shall not require the Trustee to release or sell the Option or the underlying Shares and other shares received subsequently following any realization of rights derived from Option or Shares (including stock dividends) to the Eligible 102 Optionee or to a third party. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Shares have been withheld for transfer to the ITA; and (ii) the Trustee has received written confirmation from the Company and the applicable Affiliated Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, this Appendix, any applicable agreement and any applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Optionee under Section 102 of the ITO and the ITO Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Optionee.

4.5 In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which were issued upon an exercise or vesting and settlement of an Option which was granted as a 102 Trustee Grant, such stock dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such stock dividend and/or rights shall be measured from the commencement of the Required Holding Period for the Option with respect to which the stock dividend was declared and/or rights granted. In the event of a cash dividend which applies to an Option or Shares, the Trustee and/or the Company and/or the Affiliated Companies shall deduct all taxes and mandatory payments from the dividend proceeds in compliance with applicable withholding requirements before transferring the dividend proceeds to the Eligible 102 Optionee.

4.6 If an Option which is granted as a 102 Trustee Grant is exercised or vests and settled (as the case may be) during the Required Holding Period, the Shares issued or delivered upon such exercise or vesting and settlement, if and as applicable, shall be issued or delivered, as applicable, in the name of the Trustee (to the extent applicable) for the benefit of the Eligible 102 Optionee. If such Shares are issued or delivered, as applicable, after the Required Holding Period has lapsed, the Shares issued or delivered, as applicable, upon such exercise or vesting and settlement shall, at the election of the Eligible 102 Optionee, either (i) be issued or delivered, as applicable, in the name of the Trustee (if applicable), or (ii) be transferred to the Eligible 102 Optionee directly, provided that the Eligible 102 Optionee first complies with all applicable provisions of the Plan, this Appendix and Section 102, and the Eligible 102 Optionee pays all taxes which apply on the Shares or to such transfer of Shares.

4.7 To avoid doubt, in the event that an Option granted to Eligible 102 Optionee pursuant to the Plan and this Appendix, is settled for cash, such Option most likely will not be qualified as a 102 Trustee Grant. It is also clarified that various amendments to the Plan or to the terms of an Option that has already been granted, as well as the performance of some of the procedures stipulated in the Plan or the resolution of the Board/Committee to condition an Option with various terms and conditions may be subject to obtaining the prior-approval (ruling) of the ITA as a condition to having the 102 Capital Gains Track Grants continue to be subject to the 102 Capital Gains Track, including, without limitation, any process of (i) acceleration of vesting that has not been originally stipulated in the Option Agreement, (ii) cashless/net exercise/delivery to the Company of Shares, settlement and payment of the Consideration by promissory note, and (iii) reduction of the exercise price or any other adjustments to the Option price or exercise or purchase price of any Option, whether pursuant to a distribution of dividend or changes in the Company’s capital structure.

Notwithstanding anything to the contrary in the Plan or this Appendix, it is hereby clarified that no “put” or “call” option provisions are deemed included in the Plan or this Appendix with respect to Options which are intended to qualify as 102 Trustee Grants without first obtaining the prior approval from the ITA.

4.8 Upon receipt of a 102 Trustee Grant, the Eligible 102 Optionee will sign an undertaking to release the Trustee, the Company and the Affiliated Companies from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any 102 Trustee Grant Share granted to the Eligible 102 Optionee thereunder.

5. Exercise Of Options.

Options shall be exercised by the Eligible 102 Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company (and subject to the terms stipulated in the Plan and/or in such form) and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective – except if otherwise set forth in the said form of notice - upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price (if any) for the number of Shares with respect to which the Option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised. Options that are not required to be exercised, but rather become payable in accordance with the terms and conditions of the Option shall be settled in cash (without, for the removal of a doubt, derogating from the provisions of Sections 4.7 and 7 hereof), Shares, or a combination thereof, as determined by the Company.

6. Assignability.

As long as an Option or Shares are held by the Trustee on behalf of the Eligible 102 Optionee, none of the rights of the Eligible 102 Optionee over the Option or the Shares nor any rights attributed thereto or derived therefrom may be (i) sold, assigned, pledged, given as collateral or mortgaged or otherwise transferred, other than by will or by operation of law, (ii) subject of an attachment, power of attorney, a proxy or a share transfer deed (other than a power of attorney or a proxy or a voting agreement with respect to the Shares which was pre-approved by the Company) unless Section 102 and/or any tax ruling issued by the ITA with respect to 102 Trustee Grants allow otherwise. During the lifetime of the Eligible 102 Optionee, each and all of such Eligible 102 Optionee’s rights to purchase, or be delivered with, Shares under the Plan and this Appendix shall be exercisable by, or be delivered for the benefit of, the Eligible 102 Optionee only. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

7. Tax Consequences.

7.1 Any tax consequences arising from the grant or exercise or vesting or settlement of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company or any applicable Affiliated Company, the Trustee or the Israeli Optionee), hereunder, shall be borne solely by the Israeli Optionee. The Company and/or its Affiliated Companies and/or the Trustee shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Optionee shall agree to indemnify the Company and/or its Affiliated Companies and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to (i) the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Optionee, (ii) any taxes that should have been paid by the Israeli Optionee in connection with the transfer of the Options from the Trustee to a designated transferee, whether or not a payment was deemed to be made as part of such transfer, and (iii) any taxes that the Israeli Optionee should have paid upon the exercise of the Options into Shares or settlement of Options for Shares, if and as applicable. The Company and/or any of its Affiliated Companies and/or the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Option granted under the Plan and this Appendix and the exercise or vesting or sale or settlement thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Israeli Optionee, and/or (ii) requiring an Israeli Optionee to pay to the Company any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) by causing the exercise or settlement of an Option and/or the sale of Shares held by or on behalf of an Israeli Optionee to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Israeli Optionee will be required to pay any tax liability which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules. It is hereby further clarified that nothing in the potential adverse tax consequences to the Israeli Optionees shall be deemed as restricting the Company from taking any action that it would have otherwise be eligible to perform, including any of the actions delineated in Section 4.7 above, and, without limiting the generality of the foregoing, the Company and/or Affiliated Companies make no assurances, promises, undertakings or otherwise assumes any obligation that any of them will seek the approval (whether prior or post factum) of the ITA with respect to any action taken, or contemplated to be taken, by the Company, including any of the actions delineated in Section 4.7 above (but subject to the obtainment of prior approval of the ITA in the case of placing “put” and “call” option provisions in the Plan or the Appendix with respect to 102 Capital Gains Track Grants) and will not, in any case, be restricted in any way from taking such action without the approval of the ITA, and such shall not derogate in any manner from the liability of each Israeli Optionee to bear (solely on such Israeli Optionee’s own) any tax consequences arising from, or related to, the grant or exercise or vesting or settlement of any Option granted to such person. To the extent an Israeli Optionee is or becomes subject to taxation in the United States, any Option granted hereunder is intended to be either exempt from or in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code” and “Code Section 409A”, respectively), and any regulations or guidance that may be adopted thereunder, and if an Israeli Optionee is a “specified employee” as defined in Code Section 409A at the time of the Optionee’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Option shall be deferred until the date that is six months following the Optionee’s separation from service or such other period as required to comply with Code Section 409A. This provision shall not derogate in any manner from any of the other requirements hereunder and the Optionee shall be responsible for any tax consequences in the United States.

7.2 With respect to Non-Trustee Grants, if the Eligible 102 Optionee ceases to be employed by any Affiliated Company, the Eligible 102 Optionee shall extend to the relevant Affiliated Company a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the ITO Rules.

8. Governing Law and Jurisdiction.

This Appendix and all Options granted hereunder are governed by the laws of Delaware without regards to conflicts of laws; provided, however, that all aspects of an Option which relate to Section 102 of the ITO, the rules and regulations promulgated thereunder, the Appendix and/or the Trust Agreement, shall be governed by and interpreted in accordance with the laws of the State of Israel and Section 102, in particular, with respect to Options granted pursuant to Section 102 to Eligible 102 Optionees, without regards to conflicts of laws. All Options and Shares which are governed by the provisions of this Appendix shall be subject to the laws and requirements of the State of Israel and the terms and conditions on which any such Option is granted are deemed modified to the extent necessary or advisable to comply with the applicable Israeli laws. It is hereby clarified that any ruling provided by the ITA with respect to Israeli Optionees and is required in order for the 102 Capital Gains Track Grants to continue to be subject to the 102 Capital Gains Track will be, upon the resolution of the Board/Compensation Committee, deemed incorporated into this Appendix such that the Board/ Committee will be able to act in accordance with such ruling.

9. Securities Laws.

Without derogation from any provisions of the Plan, all Options which are governed by the provisions of this Appendix shall also be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.